EXHIBIT 21.1

SCHNITZER STEEL INDUSTRIES, INC.
List of Subsidiaries

Subsidiary	State of Incorporation
Auto Parts Group Southwest, LLC	Delaware
B. Rovner & Co., Inc.	New Hampshire
Cascade Steel Rolling Mills, Inc.	Oregon
Crawford Street Corporation	Oregon
Edman Corp.	Oregon
FerMar, LLC	Oregon
General Metals of Alaska, Inc.	Oregon
General Metals of Tacoma, Inc.	Washington
H. Finkelman, Inc.	Maine
Joint Venture Operations, Inc.	Delaware
Karileen, LLC	Washington
Levi's Iron and Metal, Inc.	Oregon
Maine Metal Recycling, Inc.	Maine
Manufacturing Management, Inc.	Oregon
Metals Recycling, L.L.C.	Rhode Island
Mormil Corp.	Oregon
New England Metal Recycling, LLC	Massachusetts
Norprop Canadian Properties, Inc.	Oregon
Norprop, Inc.	Oregon
Oregon Rail Marketing Co.	Oregon
Pacific Car Crushing, LLC	Oregon
Pick and Pull Auto Dismantling, Inc.	California
Pick-N-Pull Auto Dismantlers	California General Partnership
Pick-N-Pull Auto Dismantlers, Chicago, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Columbus, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Kansas City, LLC	Delaware
Pick-N-Pull Auto Dismantlers, LLC	California
Pick-N-Pull Auto Dismantlers, Nevada, LLC	Nevada
Pick-N-Pull Auto Dismantlers, Oakland	California General Partnership
Pick-N-Pull Auto Dismantlers, St. Louis, LLC	Delaware
Pick-N-Pull Auto Dismantlers, Stockton, LLC	California
Pick-N-Pull Auto Dismantlers, Virginia Beach, LLC	Delaware
Pick-N-Pull Northwest, LLC	Oregon
Pick-N-Pull San Jose Auto Dismantlers	California General Partnership
PNP Auto Parts Canada Co.	Nova Scotia
Proleride Transport Systems, Inc.	Delaware
Prolerized New England Company LLC	Delaware
Recovered Parts, Inc.	Delaware
Schnitzer Global Exchange Corp.	Delaware
Schnitzer Puerto Rico, Inc.	Puerto Rico

Schnitzer Southeast, LLC	Georgia
Schnitzer Steel BC, Inc.	British Columbia
Schnitzer Steel Canada, Inc.	Federally Chartered
Schnitzer Steel Hawaii Corp.	Delaware
Schnitzer Steel Pacific, Inc.	British Columbia
Schnitzer Trading Canada, Inc.	Federally Chartered
Scrap Financial Services, LLC	Oregon
Scrap Marketing, Inc.	Oregon
SFS II, LLC	Oregon
SSI Big Sky LLC	Oregon
SSI Burbank LLC	Washington
SSI Nevada LLC	Nevada
SSP Reclamation Company	Oregon
TTS Recycling LLC	Delaware
U-PULL-IT, Inc.	California
Western Pick-N-Pull Auto Dismantlers	Utah General Partnership
White Top Properties L.L.C.	Oregon